Earnings Presentation Q1 2027

Disclaimer Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this presentation other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are made as of the date they were first issued and are based on information available to Wealthfront together with Wealthfront’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Wealthfront’s control. Wealthfront’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Wealthfront’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in our our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC on April 24, 2026 and our most recent Quarterly Report on Form 10-Q, copies of which may be obtained by visiting Wealthfront’s Investor Relations website at https://ir.wealthfront.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Wealthfront undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Wealthfront’s views as of any date subsequent to the date of this presentation. Additional Information We announce material information to the public through filings with the SEC, the investor relations page on our website (ir.wealthfront.com), press releases, public conference calls, public webcasts, and our social media accounts on X and LinkedIn in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this presentation or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only. Non-GAAP Financial Measures We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources, and assess our performance. In addition to total revenue, net income and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). Adjusted EBITDA is defined as net income, excluding: (i) interest expenses, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) change in fair value of the convertible note, warrant liabilities, and SAFEs, and (vi) nonrecurring expenses, if any. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, we have included Adjusted EBITDA and Adjusted EBITDA Margin in this presentation because they are key measurements used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, identify trends affecting our business and perform strategic planning and annual budgeting. Adjusted Free Cash Flow reflects net cash provided from operating activities, less (i) purchases of property, software, and equipment and (ii) capitalized internally developed software, plus (i) the change in temporary client funding receivables, which include (a) the change in direct deposit receivables and (b) the change in instant withdrawal receivables. We believe Adjusted Free Cash Flow allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. However, the utility of Adjusted Free Cash Flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Adjusted Free Cash Flow Conversion reflects Adjusted Free Cash Flow divided by Adjusted EBITDA. Adjusted Operating Expenses reflect GAAP expenses, less (i) stock-based compensation expense and (ii) nonrecurring expenses, if any. The above items are excluded from our Adjusted Operating Expenses because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. Please refer to the Appendix for a reconciliation of each non-GAAP financial measure presented herein to the most directly comparable financial measure stated in accordance with GAAP. 02

Q1 2027 Business Update

Launched Cross-Product Adoption Incentive

Released an incentive in early March in which clients that direct deposit at least $1,000 per month as well as fund an investment account receive an ongoing 25 basis point increase to their Cash Account annual percentage yield (APY)

Expanded Availability of Wealthfront Home Lending

Launched general availability of Wealthfront Home Lending in Colorado in early April and Texas in early May

Supported Positive Tax Time Experiences

Drove positive tax time experiences for clients including supporting a significantly larger dollar volume of direct tax payments from Cash Accounts this year versus the same time frame last year in part due to the introduction of dynamic, client-specific withdrawal limits up to $1 million

Enhanced Investment Advisory & Cash Management Offerings

Introduced Cash Category Goals allowing clients to more easily track their progress towards personalized financial targets within specific Cash sub-accounts

Rolled out recurring Cash-to-Category transfers providing clients another option to better achieve their Cash Category Goals on an automated basis

Added one-tap-to-invest to the Stock Investing Account in order to streamline the purchase and sale of individual stocks and ETFs

C2024

Automated Bond Ladders

S&P 500 Direct

Free Instant Withdrawals

Joint Access

C2025

Joint Cash Account Shared Views & Checking Features

Fully Paid Securities Lending

Platform Referrals

Fractional Shares for Automated Investing Accounts, IRAs, and Automated Bond Portfolios

Nasdaq-100 Direct

Home Mortgages

Wealthfront Treasury Money Market Fund (WLTXX)

C2026-TD

Cross-Product Adoption Incentive

Cash Category Goals & Recurring Cash-to-Category Transfers

One-Tap-To-Invest in Stock Investing Accounts

Note: Years reflect calendar years.

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Total Platform Assets (in $ B) $80.9 $88.2 $92.8 $94.1 $96.6 $43.8 $46.6 $47.0 $45.4 $44.9 $37.1 $41.6 $45.8 $48.7 $51.7 Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 • Record month-end Total Platform Assets of $96.6 billion were up 19% year-over-year (YoY). This included trailing twelve-month net deposits of $5.4 billion. • Investment Advisory Assets of $51.7 billion were up 39% YoY. • Cash Management Assets of $44.9 billion were up 3% YoY. 04Note: Fiscal quarters ended January 31, April 30, July 31, and October 31. Growth rates are year-over-year. Investment Advisory Cash Management +39% +3% +19%

Total Net Deposits (in $ B) $1.8 $3.7 $1.6 $0.6 $(0.4) Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 • Wealthfront realized $0.6 billion in net inflows across the platform in Q1 2027 driven by Investment Advisory net inflows of $1.0 billion. • Cash Management net withdrawals of $0.5 billion included $577 million in net withdrawals in April due to tax seasonality. This was consistent with the expectation we set to expect net withdrawals in excess of the $538 million in Cash Management net withdrawals realized in April of last year. 05Note: Fiscal quarters ended January 31, April 30, July 31, and October 31.

1,648 1,710 1,785 1,843 1,900 Total Funded Accounts & Funded Clients (in 000s) +15% 1,264 1,318 1,378 1,417 1,458 Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 • Funded accounts ended the quarter at 1.90 million, up 15% YoY, with funded clients of roughly 1.46 million, also up 15% YoY, reflecting 1.3 funded accounts per funded client. • Q1 2027 was the strongest quarter of net new funded Investment Advisory accounts since Q4 2025. 06Note: Fiscal quarters ended January 31, April 30, July 31, and October 31. Growth rates are year-over-year. Ending Total Funded Clients Ending Total Funded +15% Accounts

Total Revenue & Gross Profit *(in $ M)*



Gross profit margin
Cost of Revenue
Gross profit
$84.5
$75.8
90%
Q1'26
$91.1
$81.5
89%
Q2'26
$93.2
$83.0
89%
Q3'26
$96.1
$86.6
90%
Q4'26
+7%
$90.5
$80.5
+6%
89%
Q1'27

- Quarterly revenue of $90.5 million, up 7% YoY and quarterly gross profit of $80.5 million, up 6% YoY.
- Cash Management revenue of $63.4 million, down 1% YoY, due primarily to a lower annualized Cash Management fee rate of 58 bps, down 4 bps driven primarily by the fee rate decline realized in converting annual percentage yields (APYs) to annual percentage rates (APRs) following the 75 bps in fed funds rate cuts versus the same period last year, partially offset by higher average Cash Management balances. Investment Advisory revenue of $26.2 million, up 32% YoY, due primarily to higher average Investment Advisory balances.
- Strong gross profit margin of 89% down roughly 1% YoY.

Adjusted Operating Expenses *(in $ M)*



$50.0
Q1'26
$50.3
Q2'26
$53.7
Q3'26
$57.1
Q4'26
+16%
$58.0
Q1'27

- Adjusted operating expenses were $58.0 million, up 16% YoY, due primarily to higher adjusted product development expense.
- The increase in adjusted product development expense was primarily due to personnel-related expense, primarily increased headcount, and higher cloud computing expense.

Note: Fiscal quarters ended January 31, April 30, July 31, and October 31. Growth rates are year-over-year.
Please refer to the Appendix for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

07

Adj. EBITDA *(in $ M)* & Adj. EBITDA Margin *(in %)*



Adjusted EBITDA margin
Adjusted EBITDA
$37.9
45%
Q1'26
$44.8
49%
Q2'26
$43.8
47%
Q3'26
$44.2
46%
Q4'26
(1)%
$37.5
41%
Q1'27

- Adjusted EBITDA of $37.5 million was down 1% YoY and reflected an adjusted EBITDA margin of 41%, down 3 percentage points YoY, but consistent with margin expectations noted during last quarter's earnings.
- The year-over-year decline in Adjusted EBITDA margin included the impact of continued investment into incentives and into rolling out Home Lending.

GAAP Diluted Net Income (Loss) *(in $ M)* & GAAP Diluted EPS *(in $)*



GAAP Diluted EPS
GAAP Diluted net income (loss)
$25.9
$0.18
Q1'26
$34.7
$0.24
Q2'26
$30.9
$0.21
Q3'26
$(1.31)
$(134.8)
Q4'26
$12.8
$0.07
Q1'27

- GAAP diluted net income of $12.8 million was down YoY driven primarily by higher RSU-related stock-based compensation expense recognized subsequent to the IPO and higher product development expense.
- GAAP diluted earnings per share (EPS) of $0.07 was down YoY primarily due to the same factors noted above.

Note: Fiscal quarters ended January 31, April 30, July 31, and October 31. Growth rates are year-over-year.
Please refer to the Appendix for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

08

69 67 63 62 49 45 49 47 46 41 24 18 16 16 7 Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 Rule of 40 (in Percentage Points) Revenue growth (in ppt) Adjusted EBITDA margin (in ppt) Adjusted Free Cash Flow ($ M) Adjusted Free Cash Flow Conversion (in %) $42.3 $38.8 $39.5 $34.2 $42.7 112% 87% 90% 77% 114% Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 09 Note: Fiscal quarters ended January 31, April 30, July 31, and October 31. Rule of 40 figures may not equal the sum of subtotals due to rounding. On Adjusted Free Cash Flow, prior period figures are restated to reflect the inclusion of “Change in temporary client funding receivables” initially made in Q1’27. Please refer to the Appendix for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Adjusted free cash flow conversion Adjusted free cash flow LTM FCF conversion: 91%

Corporate Liquidity (in $ M) $232.9 $272.7 $516.2 $690.8 $678.2 $182.9 $222.7 $266.2 $440.8 $428.2$50.0 $50.0 $250.0 $250.0 $250.0 Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 10Note: Fiscal quarters ended January 31, April 30, July 31, and October 31. CAPITAL PRIORITIES Corporate cash & Organic investments cash equivalents Total available liquidity Share repurchases M&A with a preference to ‘build’ versus ‘buy’ Revolving credit facility (untapped) • Commenced share repurchase program, purchasing $27 million of shares in the open market during Q1 2027. • Ended the quarter at $428 million in corporate cash & cash equivalents, which excludes roughly $25 million in temporary client funding receivables.

Appendix

Income Statement

(in $ thousands excluding EPS and shares)	Q1'26	Q2'26	Q3'26	Q4'26	Q1'27
Revenue:					
Cash management	64,266	68,873	68,812	69,749	63,381
Investment advisory	19,874	22,040	24,182	25,803	26,244
Other revenue	374	210	226	584	859
Total revenue	84,514	91,123	93,220	96,136	90,484
Costs and operating expenses:					
Cost of revenue	8,668	9,587	10,178	9,574	9,964
Product development	20,232	21,227	20,922	150,056	33,715
General and administrative	9,867	8,873	15,404	114,984	16,921
Marketing	10,188	9,093	12,234	20,240	11,220
Operations and support	2,925	3,063	3,046	15,802	4,116
Total costs and operating expenses	51,880	51,843	61,784	310,656	75,936
Interest expense	67	99	217	508	252
Other expense (income), net	(1,544)	(690)	(3,526)	(5,053)	(3,134)
Income before income taxes	34,111	39,871	34,745	(209,975)	17,430
Provision for (benefit from) income taxes	8,164	5,130	3,844	(76,320)	4,596
Net income (loss)	25,947	34,741	30,901	(133,655)	12,834
Net income (loss) attributable to common shareholders:					
Net income (loss) attributable to common stockholders, basic	25,947	34,741	30,901	(133,655)	12,834
Net income (loss) attributable to common stockholders, dilutive	25,947	34,741	30,901	(134,774)	12,823
Earnings per share (EPS):					
Basic	0.64	0.86	0.72	(1.30)	0.08
Diluted	0.18	0.24	0.21	(1.31)	0.07
Weighted-average shares outstanding used in computing EPS (in shares):					
Basic	40,271,969	40,497,003	42,872,653	102,601,387	151,724,284
Diluted	142,487,835	141,996,997	142,510,293	102,830,296	175,500,854

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(in $ thousands unless otherwise noted) Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 Total revenue 84,514 91,123 93,220 96,136 90,484 Less: Cost of revenue 8,668 9,587 10,178 9,574 9,964 Gross profit 75,846 81,536 83,042 86,562 80,520 Gross profit margin (in %) 90% 89% 89% 90% 89 % Gross Profit 13

(in $ thousands unless otherwise noted) Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 Net cash provided by operating activities 38,481 38,924 41,478 33,306 22,683 Divided by: Net income 25,947 34,741 30,901 (133,655) 12,834 Operating cash flow conversion 148% 112% 134 % NM 177 % Net cash provided by operating activities 38,481 38,924 41,478 33,306 22,683 Less: Capital expenditures (211) (421) (198) (308) (985) Add: Change in temporary client funding receivables 4,009 334 (1,774) 1,244 21,010 Adjusted free cash flow1 42,279 38,837 39,506 34,242 42,708 Divided by: Adjusted EBITDA (non-GAAP) 37,904 44,759 43,813 44,213 37,510 Adjusted free cash flow conversion2 112% 87% 90% 77% 114 % Non-GAAP Reconciliation: Adjusted Free Cash Flow 15 1 Adjusted free cash flow reflects 1) Net cash provided by operating activities less 2) Capital expenditures plus 3) the Change in temporary client funding receivables, which includes i) the change in direct deposit receivables and ii) the change in instant withdrawal receivables. 2 Adjusted free cash flow conversion equals 1) Adjusted free cash flow divided by 2) Adjusted EBITDA. Note: Prior period figures are restated to reflect the inclusion of “Change in temporary client funding receivables” initially made in Q1’27. 14

(in $ thousands unless otherwise noted) Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 Product development 1,251 1,046 850 124,266 10,120 General and administrative 349 291 7,049 102,992 5,721 Marketing 91 77 62 8,242 240 Operations and support 188 157 127 12,788 972 Total stock-based compensation expense 1,879 1,571 8,088 248,288 17,053 Capitalized stock-based compensation expense — — — — — Total stock-based compensation expense, net of amounts capitalized 1,879 1,571 8,088 248,288 17,053 Non-GAAP Reconciliation: Expense Detail (in $ thousands unless otherwise noted) Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 GAAP operating expenses 51,880 51,843 61,784 310,656 75,936 Less: Stock-based compensation expense 1,879 1,571 8,088 248,288 17,053 Less: Employer payroll taxes on IPO-triggered vesting of equity awards — — — 5,275 — Less: IPO-related service provider expense — — — — 929 Adjusted operating expenses 50,001 50,272 53,696 57,093 57,954 15

(in $ thousands unless otherwise noted) Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 Net income (loss) 25,947 34,741 30,901 (133,655) 12,834 Net margin (in %) 31% 38% 33% (140)% 14 % Add: Interest expense 67 99 217 508 252 Provision for (benefit from) income taxes 8,164 5,130 3,844 (76,320) 4,596 Depreciation and amortization of property, software, and equipment, net 1,847 1,859 1,860 1,829 1,434 EBITDA (non-GAAP) 36,025 41,829 36,822 (207,638) 19,116 Stock-based compensation expense 1,879 1,571 8,088 248,288 17,053 Change in fair value of warrant liabilities and SAFEs — 1,359 (1,097) (1,712) 412 Employer payroll taxes on IPO-triggered vesting of equity awards — — — 5,275 — IPO-related service provider expense — — — — 929 Adjusted EBITDA (non-GAAP) 37,904 44,759 43,813 44,213 37,510 Adjusted EBITDA Margin (non-GAAP) [in %] 45% 49% 47% 46% 41 % Non-GAAP Reconciliation: Adjusted EBITDA 16

(in $ millions unless otherwise noted) Q1’26 Q2’26 Q3’26 Q4’26 Q1’27 Platform assets $ 80,858 $ 88,175 $ 92,821 $ 94,106 $ 96,600 Cash management 43,774 46,579 47,011 45,360 44,883 Investment advisory 37,085 41,596 45,810 48,745 51,718 Net deposits $ 1,790 $ 3,662 $ 1,568 $ (360) $ 554 Cash management 1,363 2,806 432 (1,651) (477) Investment advisory 427 856 1,136 1,290 1,031 Funded accounts (in # thousands) 1,648 1,710 1,785 1,843 1,900 Funded clients (# in thousands) 1,264 1,318 1,378 1,417 1,458 Key Business Metrics (1 of 2) 17Note: Sum of subtotals may not equal totals due to rounding.

Key Business Metrics (2 of 2)

(in $ millions unless otherwise noted)	Q1'26	Q2'26	Q3'26	Q4'26	Q1'27
Cash management assets (off-balance sheet), beginning of the period	**42,411**	**43,774**	**46,579**	**47,011**	**45,360**
Cash management assets (off-balance sheet), end of the period	**43,774**	**46,579**	**47,011**	**45,360**	**44,883**
Average[1]	43,093	45,177	46,795	46,186	45,122
Cash management revenue	**64.3**	**68.9**	**68.8**	**69.7**	**63.4**
Annualized cash management fee rate (in %) [2]	**0.61 %**	**0.60 %**	**0.58 %**	**0.60 %**	**0.58 %**
Investment advisory assets (off-balance sheet), beginning of the period	**37,764**	**37,085**	**41,596**	**45,811**	**48,745**
Investment advisory assets (off-balance sheet), end of the period	**37,085**	**41,596**	**45,811**	**48,745**	**51,718**
Average[1]	37,425	39,341	43,704	47,278	50,232
Investment advisory revenue	**19.9**	**22.0**	**24.2**	**25.8**	**26.2**
Annualized investment advisory fee rate (in %) [2]	**0.22 %**	**0.22 %**	**0.22 %**	**0.22 %**	**0.21 %**

[1] Average balance rows represent the average of the beginning of period and end of period balances.
[2] Annualized cash management fee rate and Annualized investment advisory fee rate is calculated by annualizing revenue for the given period and dividing by the applicable average asset balance.
Note: Sum of subtotals may not equal totals due to rounding.

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Illustrative GAAP Diluted Weighted-Average Shares Outstanding Sensitivity

	Assumed Average Share Price	Illustrative for F1Q27 (shares in millions)
ACTUAL	**$9.36**	**175.5**
	$10.00	176.5
	$12.00	179.0
	$14.00	180.8
	$16.00	182.1
	$18.00	183.2
	$20.00	184.0

NOTE: The GAAP diluted weighted-average shares outstanding and assumed share prices provided in this table are being provided for illustrative purposes only and do not purport to represent what GAAP diluted weighted-average shares outstanding or our share price may be for any future period or would have been for F1Q27 given the impact of share price to other related factors such as share repurchases. The trading price of our common stock could be volatile, and there can be no guarantee that actual trading prices will be at, below, or above the assumed prices provided in the table above.

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Definitions Key Business Metrics Platform assets: We define “platform assets” as the total value of financial assets held by clients in their accounts as of a stated date on our platform. Net deposits and changes in value attributable to financial market performance are included in the change in platform assets in any given period. We further break down platform assets into two categories of products: cash management and investment advisory. Net deposits: We define “net deposits” as the value of all assets clients have placed into products on our platform, net of withdrawals, over a defined period of time. We exclude changes in value attributable to financial market performance from this metric. We view net deposits as an important barometer of our ability to scale and grow organically and accumulate assets onto our platform. We view the relevant metric as net deposits on a platform-wide basis, not by individual product. Although net deposits can vary by product based on the economic environment, total net deposits provides a more comprehensive view of our growth because our platform offers diverse financial products that are designed to perform under a wide range of economic conditions, allowing the business to maintain resilience and increase total platform assets across market cycles and through extraordinary events. Funded clients: We define “funded clients” as clients with balances greater than zero or that have been greater than zero on at least one occasion during the 45 consecutive calendar days ending as of the measurement date. Funded clients include clients with a zero balance across all accounts as of the measurement date if they had greater than zero balances in at least one account within 45 calendar days prior to the measurement date. Individuals who shared funded joint accounts are each considered to be a separate funded client. The number of funded clients is as of a stated date and reflects our scale and monetization potential. Funded accounts: We define “funded accounts” as accounts with balances greater than zero or that have been greater than zero on at least one occasion during the 45 consecutive calendar days ending as of the measurement date. Funded accounts include accounts with a zero balance as of the measurement date if they had greater than zero balances within 45 calendar days prior to the measurement date. A shared funded joint account is considered a single funded account. The number of funded accounts is as of a stated date and reflects our scale and monetization potential. 20